SSGA MASTER TRUST

SSGA ACTIVE TRUST

POWER OF ATTORNEY

Each of the undersigned Trustees and Officers of SSGA Master Trust and SSGA Active Trust (the “Trusts”) hereby constitutes and appoints Ann Carpenter, Chad Hallett, Daniel Foley, Sujata Upreti, Christopher A. Madden, Esq., Patricia A. Morisette, Esq., and Joshua Weinberg, Esq., and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to sign for him and in his name, place and stead, and in the capacity indicated below, any and all Registration Statements and all amendments thereto relating to the offering of shares of a feeder fund, which invests substantially all of its assets in a series of a Trust through a master-feeder arrangement, under the provisions of the Investment Company Act of 1940, as amended and/or the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 25th day of February, 2016.

SIGNATURE	TITLE

/s/ Bonny E. Boatman	Trustee
Bonny E. Boatman

/s/ Dwight Churchill	Trustee
Dwight Churchill

/s/ David M. Kelly	Trustee
David M. Kelly

/s/ Frank Nesvet	Trustee
Frank Nesvet

/s/ Carl G. Verboncoeur	Trustee
Carl G. Verboncoeur

/s/ James E. Ross	Trustee
James E. Ross

/s/ Ellen M. Needham	President and Chief Executive Officer
Ellen M. Needham

/s/ Bruce Rosenberg	Treasurer and Principal Financial Officer
Bruce Rosenberg

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